EXHIBIT 24.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Riviera Tool Company on Form S-3 of our report dated November 26, 2003, appearing in the Annual Report on Form 10-K of Riviera Tool Company for the year ended August 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP

Grand Rapids, Michigan
April 28, 2004